Exhibit 99.1

Castle Biosciences Reports Fourth Quarter and Full-Year 2024 Results

Full-year 2024 revenue of $332 million, an increase of 51% compared to 2023 and above previously reported guidance
Delivered 96,071 total test reports in 2024, an increase of 36% compared to 2023
Year-end 2024 cash, cash equivalents and marketable investment securities of $293 million, a $50 million increase compared to 2023

Anticipate generating between $280-295 million in total revenue in 2025
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas - Feb. 27, 2025--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the fourth quarter and year ended December 31, 2024.

“Castle delivered an outstanding fourth quarter that rounded out an exceptional 2024, including 51% revenue growth and 36% test report volume growth compared to 2023,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “I am incredibly proud of our team's hard work in achieving these results, including achieving our previously provided 2025 revenue guidance range one year ahead of expectations.

“We are extremely pleased with the progress we made across our initiatives in 2024 in the areas of our core growth drivers, including a 17% increase in our dermatologic test reports (DecisionDx®-Melanoma and DecisionDx®-SCC combined) and a 130% increase in our TissueCypher® Barrett’s Esophagus test reports, over 2023. We believe this was driven largely by the clinical value of our tests, strong execution on our commercial strategy and expansion of our clinical evidence base.

“Building on our momentum and successes, we expect to continue to focus on delivering operational excellence. Further, sound capital allocation remains a priority, including pursuing strategic opportunities, aimed at driving stockholder value in 2025 and beyond.”

Twelve Months Ended December 31, 2024, Financial and Operational Highlights
•Revenues were $332.1 million, a 51% increase compared to $219.8 million in 2023.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $333.8 million, a 49% increase compared to $224.3 million in 2023.
•Delivered 96,071 total test reports in 2024, an increase of 36% compared to 70,429 in 2023:
◦DecisionDx-Melanoma test reports delivered in 2024 were 36,008, compared to 33,330 in 2023.
◦DecisionDx-SCC test reports delivered in 2024 were 16,348, compared to 11,442 in 2023.
◦MyPath® Melanoma test reports delivered in 2024 were 3,909, compared to 3,962 MyPath Melanoma and DiffDx®-Melanoma aggregate test reports in 2023.
◦TissueCypher Barrett’s Esophagus test reports delivered in 2024 were 20,956, compared to 9,100 in 2023.
◦IDgenetix® test reports delivered in 2024 were 17,151, compared to 10,921 in 2023.
◦DecisionDx®-UM test reports delivered in 2024 were 1,699, compared to 1,674 in 2023.
•Gross margin for 2024 was 79%, and Adjusted Gross Margin was 82%, compared to 75% and 80% respectively for the same periods in 2023.
•Net cash provided by operations was $64.9 million, compared to net cash used in operations of $5.6 million in 2023.

•Net income for 2024, which includes non-cash stock-based compensation expense of $50.3 million, was $18.2 million, compared to a net loss of $57.5 million in 2023.
•Adjusted EBITDA for 2024 was $75.0 million, compared to $(4.4) million in 2023.
Cash, Cash Equivalents and Marketable Investment Securities
As of December 31, 2024, the Company’s cash, cash equivalents and marketable investment securities totaled $293.1 million.
Fourth Quarter Ended December 31, 2024, Financial and Operational Highlights
•Revenues were $86.3 million, a 31% increase compared to $66.1 million during the same period in 2023.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $85.8 million, a 22% increase compared to $70.2 million for the same period in 2023.
•Delivered 24,071 total test reports, an increase of 19% compared to 20,284 in the same period of 2023:
◦DecisionDx-Melanoma test reports delivered in the quarter were 8,672, compared to 8,591 in the fourth quarter of 2023.
◦DecisionDx-SCC test reports delivered in the quarter were 4,299, compared to 3,530 in the fourth quarter of 2023.
◦MyPath Melanoma test reports delivered in the quarter were 879, compared to 1,018 in the fourth quarter of 2023.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 6,672, compared to 3,441 in the fourth quarter of 2023.
◦IDgenetix test reports delivered in the quarter were 3,125, compared to 3,299 in the fourth quarter of 2023. In late 2024, the Company made modifications to its promotional investments for IDgenetix, shifting resources to inside sales and non-personal promotion.
◦DecisionDx-UM test reports delivered in the quarter were 424, compared to 405 in the fourth quarter of 2023.
•Gross margin was 76%, and Adjusted Gross Margin was 81%, compared to 78% and 82% respectively for the same periods in 2023.
•Net cash provided by operations was $24.4 million, compared to $18.6 million for the same period in 2023.
•Net income, which includes non-cash stock-based compensation expense of $11.4 million, was $9.6 million, compared to a net loss of $2.6 million for the same period in 2023.
•Adjusted EBITDA was $21.3 million, compared to $9.4 million for the same period in 2023.
2025 Outlook
The Company anticipates generating between $280-295 million in total revenue in 2025.
Fourth Quarter and Recent Accomplishments and Highlights
Dermatology
•DecisionDx-Melanoma: Findings from a prospective, multicenter study demonstrating the significant impact of the DecisionDx-Melanoma test on sentinel lymph node biopsy (SLNB) decision-making for patients with melanoma were recently published in the World Journal of Surgical Oncology; further; no patient with a DecisionDx-Melanoma-predicted risk of SLN positivity of less than 5% who decided to have an SLNB procedure had a positive node.
•DecisionDx-Melanoma: The Company announced the publication of a new independent meta-analysis in Cancers assessing the efficacy of its DecisionDx-Melanoma test in predicting melanoma patient outcomes. The article, titled “The Prognostic Value of the 31-Gene Expression Profile Test in Cutaneous Melanoma: A Systematic Review and Meta-Analysis,” concluded that DecisionDx-Melanoma consistently provides improved risk stratification over staging alone to inform personalized management strategies for patients with cutaneous melanoma (CM). This recently published meta-analysis encompassed 13 peer-reviewed publications involving thousands of patients and affirmed the powerful risk stratification provided by DecisionDx-Melanoma and its potential to significantly improve care for patients with CM. See the Company’s news release from Dec. 12, 2024, for more information.

•DecisionDx-Melanoma: The Company announced the latest data from a prospective, multicenter study exploring the impact of integrating DecisionDx-Melanoma test results into SLNB decision-making for patients recently diagnosed with melanoma. The updated findings demonstrated the power of the test’s results to accurately identify patients with a low risk of metastasis who can safely forgo SLNB, thereby reducing unnecessary SLNB procedures and the associated costs and risks of complications that accompany them. The data was presented in a poster and oral presentation at The European Congress on Dermato-Oncology (Dermato-Onco2024) recently held in Vienna, Austria. See the Company’s news release from Nov. 6, 2024, for more information.
•DecisionDx-SCC: The Company announced that its poster on DecisionDx-SCC was selected as a “Late Breakers” top five finalist for the Akamai Award, recognizing the best posters at Maui Derm Hawaii 2025. Specifically, the poster shared new data from a study involving Castle’s largest cohort of patients with cutaneous squamous cell carcinoma (SCC) to date (n=1,408). This study demonstrated improved risk stratification of patients with SCC tumors located on the head or neck when the test’s results are combined with Brigham and Women’s Hospital (BWH) staging. See the Company’s news release from Jan. 17, 2025, for more information.
Gastroenterology
•The Company announced that it received assay approval from the New York State Department of Health (NYSDOH) for its TissueCypher Barrett’s Esophagus (BE) test. With this approval, all of the tests in Castle’s dermatology, gastroenterology and ophthalmology portfolios, as well as its clinical laboratories in Phoenix and Pittsburgh, are now approved by the state of New York. See the Company’s news release from Jan. 6, 2025, for more information.
Corporate
•The Company announced that it was named a Houston Top Workplace for 2024 by the Houston Chronicle. This was the fourth consecutive year the Company was ranked among the Houston metro area’s top workplaces. Castle also earned three Culture Excellence awards in the areas of Employee Appreciation, Employee Well-Being and Professional Development. See the Company’s news release from Nov. 19, 2024, for more information.
Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Thursday, Feb. 27, 2025, at 4:30 p.m. Eastern time to discuss its fourth quarter and full-year 2024 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/686536610 or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until March 20, 2025.

To access the live conference call via phone, please dial 833 470 1428 from the United States, or +1 404 975 4839 internationally, at least 10 minutes prior to the start of the call, using the conference ID 944585.

There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net loss: interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense and change in fair value of trading securities.

We use Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin or net loss reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, Barrett’s esophagus, mental health conditions and uveal melanoma. Additionally, the Company has active research and development programs for tests in these and other diseases with high clinical need, including its test in development to help guide systemic therapy selection for patients with moderate-to-severe atopic dermatitis seeking biologic treatment. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, TissueCypher, IDgenetix, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: our 2025 total revenue guidance of $280-295 million; the impact of non-coverage by Medicare of our DecisionDx-SCC test; our business strategy, including our capital allocation and pursuit of strategic opportunities; the impact of modifications to promotional investments for IDgenetix; the ability of DecisionDx-Melanoma to (i) provide improved risk stratification over staging alone to inform personalized management strategies and significantly improve care for patients with CM and (ii) reduce unnecessary SLNB procedures and the associated costs and risks of complications that accompany them; the ability of DecisionDx-SCC to improve risk stratification of patients with SCC tumors located on the head or neck when the test’s results are combined with BWH staging; and the growing recognition among clinicians of the value of TissueCypher. The words “anticipate,” “can,” “could,” “expect,” “goal,” “may,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding continued reimbursement for our products and subsequent coverage decisions; Novitas’ local coverage determination signifying non-coverage by Medicare of our DecisionDx-SCC test; our estimated total addressable markets for our products and product candidates; the expenses, capital requirements and potential needs for additional financing; the anticipated cost, timing and success of our product candidates; our plans to research, develop and commercialize new tests; our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions; the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets, recession risks, international tariffs, supply chain disruptions, outbreaks of contagious diseases and geopolitical events (such as the ongoing Israel-Hamas War and Ukraine-Russia conflict), among others, on our business and our efforts to address its impact on our business; the possibility that subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; the possibility that the actual application of our tests may not provide the aforementioned benefits to patients; the possibility that our newer gastroenterology and mental health franchises may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
NET REVENUES	$86,311	$66,120	$332,069	$219,788
OPERATING EXPENSES AND OTHER OPERATING INCOME
Cost of sales (exclusive of amortization of acquired intangible assets)	16,183	12,423	60,205	44,982
Research and development	11,773	12,994	52,041	53,618
Selling, general and administrative	49,965	44,090	200,047	180,152
Amortization of acquired intangible assets	4,340	2,271	11,106	9,013
Total operating expenses, net	82,261	71,778	323,399	287,765
Operating income (loss)	4,050	(5,658)	8,670	(67,977)
Interest income	3,372	3,119	12,916	10,623
Changes in fair value of trading securities	555	—	555	—
Interest expense	(92)	(2)	(577)	(11)
Income (loss) before income taxes	7,885	(2,541)	21,564	(57,365)
Income tax (benefit) expense	(1,705)	39	3,319	101
Net income (loss)	$9,590	$(2,580)	$18,245	$(57,466)

Earnings (loss) per share:
Basic	$0.34	$(0.10)	$0.66	$(2.14)
Diluted	$0.32	$(0.10)	$0.62	$(2.14)

Weighted-average shares outstanding:
Basic	28,126	27,030	27,776	26,802
Diluted	30,200	27,030	29,255	26,802

Stock-Based Compensation Expense
Stock-based compensation expense is included in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,350	$1,219	$5,529	$4,938
Research and development	1,987	2,364	9,598	10,119
Selling, general and administrative	8,102	8,219	35,193	36,162
Total stock-based compensation expense	$11,439	$11,802	$50,320	$51,219

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Net income (loss)	$9,590	$(2,580)	$18,245	$(57,466)
Other comprehensive (loss) income:
Net unrealized (loss) gain on debt securities held as available-for-sale	(243)	207	94	517
Comprehensive income (loss)	$9,347	$(2,373)	$18,339	$(56,949)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$119,709	$98,841
Marketable investment securities	173,421	144,258
Accounts receivable, net	51,218	38,302
Inventory	8,135	7,942
Prepaid expenses and other current assets	7,671	6,292
Total current assets	360,154	295,635
Long-term accounts receivable, net	918	1,191
Property and equipment, net	51,122	25,433
Operating lease assets	11,584	12,306
Goodwill and other intangible assets, net	106,229	117,335
Other assets – long-term	1,228	1,440
Total assets	$531,235	$453,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,901	$10,268
Accrued compensation	32,555	28,945
Operating lease liabilities	1,665	1,137
Current portion of long-term debt	278	—
Other accrued and current liabilities	7,993	7,317
Total current liabilities	49,392	47,667
Long term debt	9,745	—
Noncurrent operating lease liabilities	14,345	14,173
Noncurrent finance lease liabilities	311	25
Deferred tax liability	1,607	206
Total liabilities	75,400	62,071
Stockholders’ Equity
Common stock	28	27
Additional paid-in capital	655,703	609,477
Accumulated deficit	(200,126)	(218,371)
Accumulated other comprehensive income	230	136
Total stockholders’ equity	455,835	391,269
Total liabilities and stockholders’ equity	$531,235	$453,340

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(in thousands)

	Twelve Months Ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	$18,245	$(57,466)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,997	12,330
Stock-based compensation expense	50,320	51,219
Change in fair value of trading securities	(555)	—
Deferred income taxes	1,401	(223)
Accretion of discounts on marketable investment securities	(6,685)	(5,491)
Other	268	635
Change in operating assets and liabilities:
Accounts receivable	(12,643)	(14,930)
Prepaid expenses and other current assets	(1,142)	(435)
Inventory	(193)	(3,962)
Operating lease assets	1,322	(258)
Other assets	262	(330)
Accounts payable	(4,372)	5,707
Operating lease liabilities	(1,289)	852
Accrued compensation	3,610	4,587
Other accrued and current liabilities	320	2,139
Net cash provided by (used in) operating activities	64,866	(5,626)

INVESTING ACTIVITIES
Purchases of marketable investment securities	(205,729)	(189,075)
Proceeds from maturities of marketable investment securities	183,900	186,500
Purchases of property and equipment	(28,326)	(13,621)
Proceeds from sale of property and equipment	18	13
Net cash used in investing activities	(50,137)	(16,183)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	2,017	269
Payment of employees’ taxes on vested restricted stock units	(8,762)	(5,134)
Proceeds from contributions to the employee stock purchase plan	2,981	2,709
Repayment of principal portion of finance lease liabilities	(97)	(142)
Proceeds from issuance of term debt	10,000	—
Net cash provided by (used in) financing activities	6,139	(2,298)

NET CHANGE IN CASH AND CASH EQUIVALENTS	20,868	(24,107)
Beginning of year	98,841	122,948
End of year	$119,709	$98,841

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenues and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(in thousands)
Adjusted revenues
Net revenues (GAAP)	$86,311	$66,120	$332,069	$219,788
Revenue associated with test reports delivered in prior periods	(491)	4,086	1,751	4,476
Adjusted revenues (Non-GAAP)	$85,820	$70,206	$333,820	$224,264

Adjusted gross margin
Gross margin (GAAP)[1]	$65,788	$51,426	$260,758	$165,793
Amortization of acquired intangible assets	4,340	2,271	11,106	9,013
Revenue associated with test reports delivered in prior periods	(491)	4,086	1,751	4,476
Adjusted gross margin (Non-GAAP)	$69,637	$57,783	$273,615	$179,282

Gross margin percentage (GAAP)[2]	76.2%	77.8%	78.5%	75.4%
Adjusted gross margin percentage (Non-GAAP)[3]	81.1%	82.3%	82.0%	79.9%

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenues (Non-GAAP).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(in thousands)
Adjusted EBITDA
Net income (loss)	$9,590	$(2,580)	$18,245	$(57,466)
Interest income	(3,372)	(3,119)	(12,916)	(10,623)
Interest expense	92	2	577	11
Income tax (benefit) expense	(1,705)	39	3,319	101
Depreciation and amortization expense	5,768	3,224	15,997	12,330
Stock-based compensation expense	11,439	11,802	50,320	51,219
Changes in fair value of trading securities	(555)	—	(555)	—
Adjusted EBITDA (Non-GAAP)	$21,257	$9,368	$74,987	$(4,428)